ARTHUR ANDERSEN LLP
                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 27, 1999 on the financial statements of VICORP Restaurants, Inc. Employees' Profit Sharing Plan, which is incorporated by reference in VICORP Restaurants, Inc.'s Form 10-K/A amendment dated April 30, 1999, to its Form 10-K report for the year ended November 1, 1998. It should be noted that we have not audited any financial statements of VICORP Restaurants, Inc. subsequent to November 1, 1998, or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Denver, Colorado,
 April 27, 1999.